Exhibit 99.2

HEARTLAND GROUP, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2015 and 2014
(Unaudited)

HEARTLAND GROUP, LLC AND SUBSIDIARIES
Farmland, Indiana

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

HEARTLAND GROUP, LLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)

	Six Months Ended June 30,
	2015	2014
Revenues
Rides	$21,061,776	$21,385,668
Concessions	3,796,420	3,835,534
Other	586,231	569,787
Sales tax	(456,398)	(451,277)
Total revenues	24,988,029	25,339,712

Operating expenses
Direct operating expenses	16,888,322	17,112,695
Salaries, wages and benefits	12,359,120	12,006,933
General and administrative	2,728,199	2,600,184
Depreciation and amortization	2,509,115	2,295,108
	34,484,756	34,014,920

Loss before other income (expense)	(9,496,727)	(8,675,208)

Other income (expense)
Interest expense	(436,288)	(532,721)
Gain on sale of assets	103,620	2,188
Foreign exchange gain (loss)	(318,102)	16,570
Total other income (expense)	(650,770)	(513,963)

Loss before income taxes	(10,147,497)	(9,189,171)

Benefit from income taxes (Note 4)	(698,123)	(527,652)

Net loss	(9,449,374)	(8,661,519)

Less: Net income attributable to non‑controlling interest	(35,238)	(35,239)

Net loss attributable to Heartland Group, LLC and Subsidiaries	(9,484,612)	(8,696,758)

Other comprehensive loss adjustment
Currency translation adjustment wholly attributable to Heartland Group, LLC and Subsidiaries	(539,575)	(507,982)

Comprehensive loss attributable to Heartland Group, LLC and Subsidiaries	$(10,024,187)	$(9,204,740)

See accompanying notes to condensed consolidated financial statements.

1.

HEARTLAND GROUP, LLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30, 2015	December 31, 2014
ASSETS
Current assets
Cash	$1,711,733	$3,791,820
Prepaid expenses and other current assets	1,729,132	1,098,678
Deferred income taxes (Note 4)	468,334	—
Total current assets	3,909,199	4,890,498

Property and equipment, net (Note 2)	34,295,191	34,366,514

Intangible assets, net (Note 3)	2,337,373	2,667,815
Restricted cash	70,061	70,034
	2,407,434	2,737,849

	$40,611,824	$41,994,861

LIABILITIES AND EQUITY
Current liabilities
Notes payable (Note 8)	$5,500,000	$—
Current maturities of long‑term debt (Note 9)	4,571,400	975,467
Accrued payroll and related liabilities	1,730,019	317,386
Accounts payable	2,146,525	1,542,095
Other current liabilities	588,397	436,562
Taxes payable	240,721	165,945
Total current liabilities	14,777,062	3,437,455

Long‑term debt (Note 9)	12,119,220	13,722,400
Deferred income taxes (Note 4)	774,258	1,067,273
Total long‑term liabilities	12,893,478	14,789,673

Equity
Members' Equity of Heartland Group, LLC and Subsidiaries
Members' equity	15,814,565	26,099,177
Accumulated other comprehensive loss	(2,861,673)	(2,322,098)
Total members' equity of Heartland Group, LLC and Subsidiaries	12,952,892	23,777,079
Noncontrolling interest	(11,608)	(9,346)
Total equity	12,941,284	23,767,733

	$40,611,824	$41,994,861

See accompanying notes to condensed consolidated financial statements.

2.

HEARTLAND GROUP, LLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
(Unaudited)

	Members' Equity	Accumulated Other Comprehensive Loss	Noncontrolling Interest	Total Equity

Balances at December 31, 2014	$26,099,177	$(2,322,098)	$(9,346)	$23,767,733

Net income (loss)	(9,484,612)	—	35,238	(9,449,374)

Foreign currency translation adjustment	—	(539,575)	—	(539,575)

Cash dividends paid	(800,000)	—	(37,500)	(837,500)

Balances at June 30, 2015	$15,814,565	$(2,861,673)	$(11,608)	$12,941,284

See accompanying notes to condensed consolidated financial statements.

3.

HEARTLAND GROUP, LLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30,
	2015	2014
Cash flows from operating activities
Net loss	$(9,449,374)	$(8,661,519)
Adjustments to reconcile net loss to net cash from operating activities
Depreciation and amortization	2,509,115	2,295,108
Gain on sale of assets	(103,620)	(2,188)
Foreign currency (gain) loss	318,102	(16,570)
Deferred taxes	(761,349)	(527,652)
Changes in assets and liabilities
Prepaid expenses and other current assets	(594,254)	(297,557)
Accrued payroll and related liabilities	1,412,683	812,787
Accounts payable	626,313	2,273,835
Other current liabilities	151,835	(136,507)
Taxes payable	84,623	160,802
Net cash from operating activities	(5,805,926)	(4,099,461)

Cash flows from investing activities
Restricted cash	(27)	(31)
Purchase of property and equipment	(3,119,422)	(3,279,242)
Proceeds from sale of property and equipment	172,812	4,200
Net cash from in investing activities	(2,946,637)	(3,275,073)

Cash flows from financing activities
Borrowings on line of credit	9,800,000	12,000,000
Principal payments on line of credit	(4,300,000)	(5,300,000)
Borrowings on long‑term debt	2,000,000	2,500,000
Principal payments on long‑term debt	(7,247)	—
Cash dividends paid	(837,500)	(837,500)
Net cash from financing activities	6,655,253	8,362,500

Effect of exchange rate changes on cash	17,223	6,840

Net change in cash	(2,080,087)	994,806

Cash at beginning of period	3,791,820	1,012,825

Cash at end of period	$1,711,733	$2,007,631

Supplemental disclosures of cash flow information
Cash paid during the period for:
Interest	$789,048	$100,070
Income taxes	83,518	—

See accompanying notes to condensed consolidated financial statements.

4.

HEARTLAND GROUP, LLC AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Basis of Consolidation: These consolidated financial statements include the activity of Heartland Group, LLC and its wholly owned subsidiary, North American Midway Entertainment, LLC (NAME) (collectively, the "Company"). All intercompany accounts and transactions have been eliminated.

The accompanying unaudited condensed consolidated financial statements included herein have been prepared by the Company using the same accounting principles, methods and practices that are used in the preparation of the Company’s annual statements and apply the standards required for a non-public entity. In the opinion of management, the information furnished reflects all adjustments, including elimination of significant intercompany transactions and other normal recurring adjustments, which are necessary for a fair presentation of the results of the interim period. The December 31, 2014 condensed consolidated balance sheet data was derived from audited financial statements. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. However, the Company believes that the disclosures are adequate to make the information presented understandable. The Company’s operations are subject to seasonality. The Company operates midways at various outdoor events throughout North America. The Company’s operating season generally begins in March and ends in November. Consequently, the operating results for the six-months ended June 30, 2015 are not necessarily indicative of the results that may be expected for the year. These financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto for the year ended December 31, 2014.

Operations: Heartland Group, LLC was formed on April 5, 2010 as a Delaware limited liability company and has a perpetual term. Each member's liability is limited to their capital contributions. Heartland Group, LLC is a holding company, which acquired North American Midway Entertainment, LLC and its majority owned subsidiaries on December 20, 2010. North American Midway Entertainment, LLC (NAME) is an outdoor/park entertainment company. NAME has a 51% interest in Hollywood Attractions, the 49% interest has been classified as a noncontrolling interest. NAME is organized in the state of Delaware as a limited liability company and has a perpetual term. Each member's liability is limited to their capital contributions. NAME operates midways, where amusement rides, games, food, and beverage concessions are located, at state, county and provincial fairs, which are generally one of the main attractions at the event. NAME provides rides, games, food, concessions, exhibits and ticket booths to the fairs. Additionally, NAME is responsible for the design and layout of the midway area as well as transporting and setting up the rides and hiring and training of staff.

Cash: The Company is exposed to credit and market risk since its cash is concentrated with its principal financial institution and, at times, may be in amounts in excess of federally insured limits.

Restricted Cash: Restricted cash consists of a cash deposit on account with JPMorgan Chase Bank serving as collateral for a letter of credit for the benefit of ACE American Insurance Company.

Revenue Recognition: Ride revenue is recorded and earned as tickets and wristbands are used by customers. Advance sales are deferred and recorded when redeemed at the event or by the end of the event if not redeemed. All tickets are paid for by cash or credit card and customers do not have a right of refund.

The Company earns concession income from various food and game operators who lease space at the fairs/carnivals from the Company. The Company agrees to arrangements with the food/game operator before the fair and the lessee pays rent based on either the square footage used or as a percentage of the gross revenue earned by the lessee. The rates vary depending on the location/event and the Company records its share of revenue daily.

With respect to Company‑owned concessions (food, games and merchandise), revenue is recorded and recognized at point of sale.

Sales taxes collected from customers and remitted to governmental authorities are accounted for on a net basis and, therefore, are excluded from revenues in the consolidated statements of comprehensive income.

5.

HEARTLAND GROUP, LLC AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Property, Equipment and Depreciation: Property and equipment are stated at cost. Depreciation is computed by the straight‑line method over the following estimated useful lives:

Midway rides	5 ‑ 20 years
Auxiliary equipment	3 ‑ 10 years
Other	3 ‑ 10 years

Income Taxes: Heartland Group, LLC and Subsidiaries, other than its foreign subsidiary, are not generally subject to U.S. corporate income taxes. Instead, the members of the Company report their proportionate share of the Company's taxable income or loss on their income tax returns. Income tax expense for each period includes Canadian taxes currently payable plus the change in deferred tax assets and liabilities. Deferred income taxes are provided for temporary differences between financial reporting and tax basis of assets and liabilities and are measured using enacted tax rates and laws governing periods in which the differences are expected to reverse. The Company evaluates the realizability of the deferred tax assets and provides a valuation allowance for amounts that management does not believe are more likely than not to be recoverable.

A tax position is recognized as a benefit only if it is “more likely than not" that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded.

A subsidiary of the Company is subject to Canadian income tax. The subsidiary is no longer subject to examination by Canadian taxing authorities for years before 2011. The Company does not expect the total amount of unrecognized tax benefits to significantly change in the next 12 months.

The Company recognizes interest and/or penalties related to income tax matters in income tax expense. The Company did not have any amounts accrued for interest and penalties at June 30, 2015 and December 31, 2014.

Concentrations: The Company operates in the United States and Canada. At June 30, 2015 net assets in the United States and Canada were $8,849,265 and $4,092,019, respectively. At December 31, 2014, net assets in the United States and Canada were $17,569,274 and $6,198,459, respectively. For the six months ended June 30, 2015, results from Canadian operations included revenues of $2,851,079 and net loss after tax of $(1,566,865). For the six months ended June 30, 2014, results from Canadian operations included revenues of $2,904,447 and net loss after tax of $(1,398,287).

Advertising and Promotion Costs: The Company expenses advertising costs as incurred. Advertising costs for the six months ended June 30, 2015 and 2014 were $171,196 and $176,850, respectively.

Use of Estimates in the Preparation of Financial Statements: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include economic lives of property and equipment and intangible assets, the valuation of deferred tax assets, income tax uncertainties, and reserves for contingencies. Actual results could differ from those estimates.

Currency Translation: North American Midway Entertainment ‑ Canada Co., a wholly owned Canadian subsidiary, uses the Canadian dollar as its functional currency. Assets and liabilities are translated into U.S. dollars using exchange rates in effect at the balance sheet date and gains and losses from this translation process are recorded as a component of other comprehensive income or loss. Revenues and expenses are translated into U.S. dollar using the average exchange rate for the period.

6.

HEARTLAND GROUP, LLC AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The Company and its U.S. subsidiaries enter into transactions with its Canadian subsidiary. Due to fluctuations in the value of the Canadian dollar during the six months ended June 30, 2015 and 2014, the Company reported $(318,102) and $16,570 in foreign currency exchange gains (losses) resulting primarily from intercompany transactions between its Canadian subsidiary and its U.S. subsidiaries, respectively.

Comprehensive Income: Comprehensive income consists of net income and other comprehensive income. Other comprehensive income includes foreign currency translation adjustments which are also recognized as separate component of members' equity.

Intangible Assets: Intangible assets consist of customer relationships with various fairs and exhibitions. These customer relationships are initially recorded at fair value in accordance with FASB ASC Topic 805, Business Combinations, and amortized on a straight‑line basis over an estimated useful life of 15 years. Management reviews intangible assets subject to amortization for impairment on an annual basis in accordance with FASB ASC Topic 360‑10‑35, Impairment of Long‑Lived Assets. At June 30, 2015 and December 31, 2014, management's review had not identified any impairment of intangible assets.

Subsequent Events: On September 1, 2015, the members of the Heartland Group, LLC sold 100% of their outstanding membership interests to Townsquare Media, Inc. for total consideration of $75.5 million, subject to certain working capital and other adjustments. Of the total sales price, $5.5 million was comprised of Class A common stock (approximately 482,000 shares) of Townsquare Media, Inc.

Management has performed an analysis of the activities and transactions subsequent to June 30, 2015 to determine the need for any adjustments to and or disclosures within the financial statements for the six months ended June 30, 2015. Management has performed their analysis through November 4, 2015, the date the financial statements were available to be issued.

NOTE 2 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following.

	June 30, 2015	December 31, 2014

Rides	$32,367,381	$31,550,542
Auxiliary equipment	16,405,639	15,360,899
Other equipment	2,098,708	1,938,875
Rides in process	1,179,890	1,184,699
Sub-total	52,051,618	50,035,015
Accumulated depreciation	(17,756,427)	(15,668,501)

	$34,295,191	$34,366,514

Depreciation expense for the six months ended June 30, 2015 and 2014 was $2,395,798 and $2,177,380, respectively.

7.

HEARTLAND GROUP, LLC AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - INTANGIBLE ASSETS

The Company's intangible assets consist of customer relationships. The customer relationships are being amortized over 15 years.

	June 30, 2015	December 31, 2014

Intangible assets acquired in business combination	$3,373,100	$3,646,006
Accumulated amortization	(1,035,727)	(978,191)

	$2,337,373	$2,667,815

Amortization expense for the six months ended June 30, 2015 and 2014 amounted to $113,317 and $117,728, respectively.

NOTE 4 - INCOME TAXES

The Company estimates the effective tax rate expected to be applicable for the full year based on historical information and forward-looking estimates. The estimated annual effective rate is used to provide for income taxes in interim reporting periods. Heartland Group, LLC and Subsidiaries, other than its Canadian subsidiary, are generally not subject to U.S. corporate income taxes. As such, the Company does not directly pay U.S. corporate income taxes. Other than with respect to the Canadian subsidiary, the Company's taxable income is includable in the income tax returns of each of the Company's members. The Company's tax rate differs from statutory rates primarily due to being structured as a limited liability company, which is a pass‑through entity for United States income tax purposes, while its Canadian subsidiary is a taxable entity in Canadian jurisdictions.

As mentioned in Note 1, the Company’s operating results are subject to seasonality. For the six months ended June 30, 2015 and 2014, the Canadian subsidiary has generated net operating losses. As a result, the Company has recorded a benefit from income taxes for the six months ended June 30, 2015 and 2014. As of June 30, 2015 the Canadian subsidiary has recorded a current deferred tax asset for the amount of the net operating loss recorded.

NOTE 5 – RELATED PARTIES
The Company leases office space and certain shop space under various operating leases from related and unrelated parties. Related party lease expense for the six months ended June 30, 2015 and 2014 was approximately $103,450 and $108,200, respectively.

NOTE 6 - COMMITTEE FEES

The Company is party to various contracts granting the Company the right to operate and manage the midway for certain fairs and exhibitions.

These contracts provide that the Company shall pay fees for its rights. The majority of fees are computed based on gross receipts earned in the contractual operations, and generally range from 25% to 50%, varying from contract to contract. Some of the contracts require fixed fees. Most contracts require that the Company maintain specific amounts of insurance and that the Company indemnify the fair against any and all actions arising out of operations under the agreement. Committee fees are included in direct operating expenses in the condensed consolidated statements of comprehensive income.

8.

HEARTLAND GROUP, LLC AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 - COMMITMENTS AND CONTINGENCIES

The Company is the defendant in certain litigation arising in the ordinary course of business. In the opinion of management and outside legal counsel, such items are adequately covered by insurance or have been adequately provided for in the financial statements and will not have a material impact on the financial position of the Company.

NOTE 8 - NOTES PAYABLE

As of June 30, 2015 and December 31, 2014, the Company had a $5,500,000 line of credit with State Bank of Davis, bearing interest at 4.00% and expiring on April 30, 2016. As of June 30, 2015 outstanding borrowings on this line of credit amounted to $5,500,000. There were no outstanding borrowings as of December 31, 2014. Outstanding borrowings are guaranteed by members and secured by substantially all assets of the Company.

As of June 30, 2015 and December 31, 2014, the Company had a $2,000,000 line of credit with State Bank of Davis, bearing interest at 4.00% and expiring on August 4, 2015. As of June 30, 2015 and December 31, 2014, there were no outstanding borrowings on this line of credit. Outstanding borrowings are guaranteed by members and secured by substantially all assets of the Company.

The line of credit agreements above, as well as the loan agreements in Note 9, require the Company to meet certain affirmative and negative covenants, which include certain restrictions on future indebtedness, capital expenditures and dividend payments, as well as meeting certain interest‑coverage and leverage ratios. The Company had met all required financial covenants as of December 31, 2014. The leverage ratios are measured at September 30 and December 31. All other financial covenants are only measured at December 31.

9.

HEARTLAND GROUP, LLC AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 - LONG‑TERM DEBT

Long‑term debt consists of:

	June 30, 2015	December 31, 2014
4.90% note payable to State Bank of Davis; due in annual installments of $3,600,276 including interest through the maturity date of January 5, 2018, at which time remaining unpaid balance is due; guaranteed by members and secured by substantially all assets of the Company.	$8,820,141	$8,826,668
Variable rate note payable to State Bank of Davis; the note bears interest at rate of 4.90% until the first scheduled rate change at February 1, 2018; the variable interest rate will be based on the Wall Street Journal Prime Rate plus 1% subject to a minimum rate of 4.90%; due in annual installments of $556,256 including interest through the maturity date of January 5, 2021, at which time remaining unpaid balance is due; guaranteed by members and secured by substantially all assets of the Company.	2,318,054	2,318,774
4.50% note payable to State Bank of Davis; due in annual installments of $561,712 including interest through September 30, 2018, at which time remaining unpaid balance is due; guaranteed by members and secured by substantially all assets of the Company.	1,992,038	1,992,038
4.50% note payable to State Bank of Davis; due in annual installments of $581,818 including interest through the maturity date of August 10, 2017, at which time remaining unpaid balance is due; guaranteed by members and secured by substantially all assets of the Company.	1,560,387	1,560,387
4.50% note payable to State Bank of Davis; due in annual installments of $456,442 including interest, commencing on September 5, 2016 through the maturity date of September 5, 2021; at which time remaining unpaid balance is due; guaranteed by members and secured by substantially all assets of the Company.	2,000,000	—
	16,690,620	14,697,867
Current maturities	(4,571,400)	(975,467)

	$12,119,220	$13,722,400

At December 31, 2014, the 2015 required current maturities decreased due to principal payments made during 2014 in advance of their respective due dates.

Interest expense was $436,288 and $532,721 for the six months ended June 30, 2015 and 2014.

10.